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                                  EXHIBIT 21

                    SUBSIDIARIES OF DUPONT PHOTOMASKS, INC.
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  NAME                                             ORGANIZED UNDER LAWS OF     OWNERSHIP
  ----                                             -----------------------     ---------

DuPont Dai Nippon Engineering                                      Delaware        50.0%

DuPont Photomasks Company Limited, Shanghai       Peoples Republic of China        71.5%

DuPont Photomasks Delaware, Inc.                                   Delaware       100.0%

DuPont Photomasks Foreign Sales Corporation                        Barbados       100.0%

DuPont Photomasks (France) S.A.                                      France       100.0%

DuPont Photomasks GmbH                                              Germany       100.0%

DuPont Photomasks Korea Ltd.                              Republic of Korea       100.0%

DuPont Photomasks UK Limited                                 United Kingdom       100.0%

DPI Reticle Technology Center, LLC                                 Delaware        25.0%

DuPont Photomasks Japan Company, Limited                              Japan       100.0%

DuPont Photomasks Singapore Pte Limited                           Singapore       100.0%

DuPont Photomasks Taiwan, Limited                         Republic of China        49.1%
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